Exhibit 99.1
FEDERAL DEPOSIT INSURANCE CORPORATION
WASHINGTON, D.C.

)
In the Matter of	)	SUPERVISORY
	)	PROMPT CORRECTIVE ACTION
PEOPLES STATE BANK	)	DIRECTIVE
HAMTRAMCK, MICHIGAN	)
	)	FDIC-10-598pcas
(INSURED STATE NONMEMBER BANK))
)
     PEOPLES STATE BANK, HAMTRAMCK, MICHIGAN (“Bank”), is an undercapitalized insured depository institution as that term is defined in section 38(b)(1)(c) of the Federal Deposit Insurance Act (“Act”), 12 U.S.C. § 1831o(b)(l)(c), and section 325.103(b)(3) of the Federal Deposit Insurance Corporation (“FDIC”) Rules and Regulations, 12 C.F.R. § 325.103(b)(3), based upon the Bank’s Consolidated Reports of Income and Condition (“Call Report”) as of December 31, 2009, which shows its capital levels to be as follows: Tier 1 Leverage Ratio 3.63%, Tier 1 Risk Based Capital 4.86%, and Total Risk Based Capital Ratio 6.13%. The terms “Leverage Ratio”, “Tier 1 Risk Based Capital Ratio”, and “Total Risk Based Capital Ratio” shall have the same meanings as set forth in Sections 325.2(m),(w), and (y), respectively, of the FDIC Rules and Regulations, 12 C.F.R. §§ 325.2(m),(w), and (y).
     Pursuant to a letter dated February 17, 2010, the Bank was notified of its undercapitalized capital category on January 30, 2010, and was required to submit an acceptable capital restoration plan by March 16, 2010. On March 30, 2010, the Bank submitted a capital restoration plan which the FDIC has determined was unacceptable pursuant to Section 38(e)(2) of the Act, 12 U.S.C. § 1831o(e)(2) and Section 325.104 of the FDIC Rules and Regulations, 12 C.F.R. § 325.104. By letter dated May 28, 2010, the Bank was notified that the Bank’s capital restoration plan was unacceptable and the bank was asked to submit an amended plan within 30 days of the date of that letter. The Bank submitted an amended capital restoration plan on June 25, 2010. However given that the revised capital restoration plan does not include sufficient assurances that the bank will be adequately capitalized within a reasonable time period, we hereby notify the Bank that pursuant to Section 38(f)(1), 12 U.S.C. § 1831o(f)(l), and Section 325.104(d) of the FDIC’s Rules and Regulations, 12 C.F.R. § 325.104(d), the provisions applicable to a significantly undercapitalized bank now apply to the Bank since the Bank failed to submit an acceptable capital restoration plan to the FDIC.
     WHEREAS, the Bank’s unacceptable capital restoration plan, deteriorating condition, and management’s inability to return the Bank to a safe and sound condition require that prompt corrective action be taken immediately;
     WHEREAS, the actions in this directive are necessary to carry out the purposes of Section 38 of the Act including Section 38(e)(5), 12 U.S.C. § 1831o(e)(5);
     THEREFORE, the FDIC finds it necessary, in order to carry out the purposes of Section 38 of the Act, to issue this SUPERVISORY PROMPT CORRECTIVE ACTION DIRECTIVE without providing notice as set forth in section 308.201(a)(1) of the FDIC’s Rules of Practice and Procedure, 12 C.F.R. § 308.201(a)(1), and hereby issues this SUPERVISORY PROMPT CORRECTIVE ACTION DIRECTIVE pursuant to Section 38 of the Act, 12 U.S.C. § 1831o, and section 308.201(a)(2) of the FDIC’s Rules of Practice and Procedure, 12 C.F.R. § 308.201(a)(2).
SUPERVISORY PROMPT CORRECTIVE ACTION DIRECTIVE
     IT IS HEREBY DIRECTED, that the Bank shall take one or both of the following actions to recapitalize the Bank:
1.	The Bank shall sell enough voting shares or obligations of the Bank so that the

Bank will be adequately capitalized after the sale; and/or
2.	The Bank shall accept an offer to be acquired by a depository institution holding company or to combine with another insured depository institution;
     FURTHER DIRECTED, that the provisions of this SUPERVISORY PROMPT CORRECTIVE ACTION DIRECTIVE shall not affect the obligations of the Bank pursuant to any other action issued against the Bank by the FDIC;
     FURTHER DIRECTED, that this SUPERVISORY PROMPT CORRECTIVE ACTION DIRECTIVE shall become effective immediately upon its receipt by the Bank.
     Each provision of this SUPERVISORY PROMPT CORRECTIVE ACTION DIRECTIVE shall be binding upon the Bank, its directors, officers, employees, agents, successors, assigns, and other institution-affiliated parties of the Bank.
     Each provision of this SUPERVISORY PROMPT CORRECTIVE ACTION DIRECTIVE shall remain effective and enforceable until the Bank has been adequately capitalized on average for four (4) consecutive calendar quarters, except to the extent that any provision shall be modified, terminated, suspended, or set aside by the FDIC.
     The Bank may file a written appeal of this SUPERVISORY PROMPT CORRECTIVE ACTION DIRECTIVE within fourteen (14) calendar days from the date of the issuance of this Directive as provided in section 308.201(a)(2) of the FDIC’s Rules of Practice and Procedure, 12 C.F.R. § 308.201(a)(2).
     The appeal shall be filed with M. Anthony Lowe, Regional Director, Federal Deposit Insurance Corporation, Chicago Regional Office, 300 South Riverside Plaza, Suite 1700, Chicago, Illinois, 60606, with a copy to Timothy E. Divis, Regional Counsel, Federal Deposit Insurance Corporation, Chicago Regional Office, 300 South Riverside Plaza, Suite 1700,

Chicago, Illinois 60606.
     Pursuant to delegated authority.
     Dated this 18th day of August, 2010.

/s/ M. Anthony Lowe
M. Anthony Lowe
Regional Director Chicago Regional Office Federal Deposit Insurance Corporation